As filed with the Securities and Exchange Commission on _________, 2013

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                         UnderThe Securities Act of l933

                                DNA BRANDS, INC.
                           --------------------------
               (Exact name of issuer as specified in its charter)

            Colorado                                     26-0394476
     ---------------------------                      ----------------
   (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                    Identification No.)

          506 N.W. 77th Street
          Boca Raton, Florida                                33487
  ------------------------------------                    -----------
(Address of Principal Executive Offices)                   (Zip Code)

                                Stock Bonus Plan
                                -----------------
                              (Full Title of Plan)

                                  Darren Marks
                                506 N.W. 77th St.
                              Boca Raton, FL 33487
                        ---------------------------------
                     (Name and address of agent for service)

                                 (954) 978-8401
                     ---------------------------------------
          (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See if the definitions of "large accelerated filer," "accelerated filer" and smaller reporting company" in Rule 12b-2 of the Exchange act.

 Large accelerated filer  [ ]                    Accelerated filer          [ ]


Non-accelerated  filer    [ ]                    Smaller reporting company  |X|
(Do not check if a smaller reporting company)

     Copies of all communications, including all communications sent to agent for service to:

                             William T. Hart, Esq.
                                  Hart & Hart
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                            Proposed      Proposed
Title of                                    maximum       maximum
securities                 Amount          offering      aggregate   Amount of
 to be                     to be            price         offering  registration
registered               registered (1)  per share (2)     price       fee
--------------------------------------------------------------------------------

Common Stock issuable
pursuant to Stock
Bonus Plan (as amended)    5,000,000         $0.04       $200,000        $28

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock.

(2) Varied, but not less than the fair market value on the date that the shares were or are granted. Pursuant to Rule 457(c), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on May 6, 2013.

                                DNA BRANDS, INC.

              Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions  to Form S-8, the Prospectus  described below is not required to be filed with this Registration Statement.)
Item
 No.     Form S-8 Caption                       Caption in Prospectus
         ----------------                       ---------------------

  1.     Plan Information

    (a)  General Plan Information               Stock Option and Bonus Plans

    (b)  Securities to be Offered               Stock Option and Bonus Plans

    (c)  Employees who may Participate          Stock Option and Bonus Plans
         in the Plan

    (d)  Purchase of Securities Pursuant        Stock Option and Bonus Plans
         to the Plan and Payment for
         Securities Offered

    (e) Resale Restrictions                     Resale of Shares by Affiliates

    (f)  Tax Effects of Plan                    Stock Option and Bonus Plans
         Participation

    (g)  Investment of Funds                    Not Applicable.

    (h)  Withdrawal from the Plan;              Other Information Regarding the
         Assignment of Interest                 Plans

    (i)  Forfeitures and Penalties              Other Information Regarding the
                                                Plans

    (j)  Charges and Deductions and             Other Information Regarding the
         Liens Therefore                        Plans

2.  Registrant Information and Employee         Available Information,
    Plan Annual Information                     Documents Incorporated by
                                                Reference

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by DNA Brands, Inc. ("DNA") (Commission File No. 000-53086) are incorporated by reference into this prospectus:

     1. Annual report on Form 10-K for the fiscal year ended December 31, 2012.

     2.   Report on Form 8-K filed on April 18, 2013.

     All documents filed with the Commission by DNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by DNA to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     DNA has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to DNA and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

     Not required.


Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Articles of Incorporation of DNA provide in substance that DNA shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of DNA, or is or was serving at the request of DNA as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by DNA in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to DNA unless it shall ultimately be determined that such person is entitled to be indemnified by DNA as authorized in the Articles of Incorporation.

Item 7 - Exemption for Registration Claimed

     Not applicable.

Item 8 - Exhibits

4  - Instruments Defining Rights
     of Security Holders

 (a) - Common Stock                    Incorporated  by reference to Exhibit 3.1
                                       of the Company's Registration Statement on Form SB-2, File No. 333-148773.

 (b) -  Stock Bonus Plan
        (as amended)                   Exhibit 4(b)

5  - Opinion Regarding Legality        Exhibit 5

l5 - Letter Regarding Unaudited        None
     Interim Financial Information

23 - Consent of Independent Public     Exhibit 23
     Accountants and Attorneys

24 - Power of Attorney                 Included in the signature page of this
                                       Registration Statement

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Darren Marks and Mel Leiner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registratin Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida, on May 9, 2013.

                                        DNA BRANDS, INC.

                                        By:/s/ Darren Marks
                                           ------------------------------
                                           Darren Marks, President


     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date
---------                        -------------------            ----

/s/ Darren Marks                                               May 9, 2013
-------------------------
Darren Marks                   Principal Executive Officer
                               and a Director

/s/ Melvin Leiner                                              May 9, 2013
-------------------------
Melvin Leiner                  Principal Financial and
                               Accounting Officer
                               and a Director


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